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EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-75811) pertaining to the 1997 Stock Option Plan, Amended and Restated 1988 Stock Option Plan, and Amended and Restated 1992 Stock Option Plan of Thomas Group, Inc. of our report dated February 23, 2004 with respect to the consolidated financial statements of Thomas Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

HEIN & ASSOCIATES LLP

March 26, 2004
Dallas, Texas

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  EXHIBIT 23
INDEPENDENT AUDITOR'S CONSENT